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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated August 26, 1999, appearing on page F-1 of the BI Incorporated Annual Report on Form 10-K for the year ended June 30, 1999.

ARTHUR ANDERSEN LLP

Denver, Colorado
January 28, 2000